                                                                      EXHIBIT 20



                                REGIS CORPORATION

                 1999 FRANCHISE CONTRIBUTORY STOCK PURCHASE PLAN


                                    Section 1
                               Purpose of the Plan

1.1  PURPOSE

    The Regis Corporation 1999 Franchise Contributory Stock Purchase Plan ("Plan") provides an opportunity for franchise owners of Regis Corporation, including its subsidiaries and affiliates and eligible employees of such franchise owners, to purchase the Common Stock of Regis Corporation ("Company") and thereby to share in the Company's future. The Plan provides that participating franchise owners and their employees ("Participant(s)") may purchase the stock and that the Company will contribute an additional amount in aid of the purchase. The intent of the Plan is to establish a closer mutuality of interests between franchise owners and their employees, and the Company.

1.2 TERM OF PLAN

    This Plan commenced on November 1, 1999, and shall terminate at the earliest of the following times, unless extended by the Company's Board of Directors ("Board"):

     (a) when the Company has contributed $500,000 (including broker's commissions, transfer fees and similar expenses) to the Plan;

     (b) when the 200,000 shares registered with the Securities and Exchange Commission under this Prospectus have been purchased;

     (c) at any time after the giving of 30 days notice by the Company.


                                    Section 2
                             Administration of Plan

2.1  ADMINISTRATIVE COMMITTEE

    The Plan shall be administered by an Administrative Committee ("Committee") of not less than three members selected from the Company's Board of Directors. The Chairman of the Board shall appoint the members and may from time to time remove members from, add members to, or fill vacancies on the Committee. No Committee member is eligible to participate under the Plan while holding such office.

2.2  POWERS AND DUTIES

    The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to effectuate the provisions of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. In making such determinations and interpretations, the Committee shall follow such rules as it may adopt or change from time to time, which shall be consistently applied so that all persons similarly situated are treated alike. All such interpretations and determinations by the Committee shall be final, conclusive and binding upon all persons.

2.3  INDEMNIFICATION

    In addition to such other rights of indemnification as they may have as officers or directors of the Company, such members of the Committee shall be indemnified by the Company against the expenses, including attorney's fees, judgments, fines and amounts paid in settlement (provided such settlement is approved by independent legal counsel selected by the Company), actually and reasonably incurred in connection with any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that liability is due to the gross negligence or willful misconduct of such member; provided that within 20 days, or such longer period as determined by the Company, after service of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

2.4  ADMINISTRATIVE AGENT

    An Administrative Agent ("Agent") shall be appointed by the Committee. The Committee reserves the right to change the Agent at any time. The compensation and expense of the Agent, including any commissions, taxes and other expenses incurred in the purchase of Common Stock shall be paid by the Company.

2.5  LIABILITY

    Neither the Agent, the Company, its directors, officers or employees, the Committee, the Members of the Committee, any employee of the Agent, any broker executing orders pursuant to the Plan, nor any other person shall be liable, except as provided in the Securities Act of 1933, as amended, for anything done or omitted to be done by such person with respect to the price, time, quantity or other conditions and circumstances of the purchase of sale of stock or securities hereunder, or in any other connection under the Plan, unless such act or omission constitutes willful misconduct on such person's part.


                                    Section 3
                                   Eligibility

3.1  CONDITIONS

    All domestic franchise owners of the Company, including its subsidiaries and affiliates, and eligible domestic employees of such franchise owners, are eligible to participate in this Plan.

3.2 CONTINUOUS SERVICE

    An individual's participation under the Plan shall terminate if such individual fails to continue his or her employment status with an eligible franchise location. A franchise owner's participation under the Plan shall terminate if such franchise owner ceases to remain an active franchise owner.

3.3  LEGAL PROHIBITIONS

    No franchise owner or employee shall be entitled to participate or to continue participation if the applicable laws of any state or other jurisdiction prohibit his or her participation in the Plan or render the Plan or its operation illegal, invalid, inoperative or unduly burdensome in its application to such employee.


                                    Section 4
                            Participation in the Plan

4.1 ENROLLMENT PERIOD

    The Committee shall establish an initial enrollment period during which eligible franchise owners and their employees may apply for participation under the Plan. Thereafter, enrollment shall reopen for further applications on a monthly basis.

4.2 APPLICATION FOR PARTICIPATION

    In order to participate in the Plan, franchise owners and their employees shall execute and deliver to the Company's Personnel Department a written Notice of Participation in the form prescribed by the Committee. Such application must, if hand-delivered, be received by the Company on or before the final day of the enrollment period; if mailed, the application must be postmarked on or before the final day of the enrollment period. If the application is not received or mailed in time or in proper form, the Committee may deny participation under that enrollment period. All applications are subject to the approval of the Committee and participation shall not be allowed unless the applicant is a franchisee or eligible employee.

    During any enrollment period and only then, a Participant may amend an earlier application so as to increase or decrease the amount of his or her participation, provided the Participant complies with all other terms of the Plan.

    By the act of participation in the Plan or the acceptance of any benefits thereunder, a Participant, and any person claiming under or through a Participant, shall thereby be conclusively deemed to have accepted and consented to the application to such person of the provisions of the Plan.

4.3 DATE OF PARTICIPATION

    All franchise owners and eligible franchise employees who have duly applied to participate shall be placed on the list of Participants as of the first day following the end of the enrollment period. Such enrollment participation shall remain effective throughout the term of this Plan, absent earlier termination of participation as herein provided.

4.4 FRANCHISE EMPLOYEE AND OWNER CONTRIBUTIONS

    The total monthly contribution from any employee, cannot be more than ten percent of the employee's annual Compensation from the Supercuts franchise owner, nor less than $10. Total monthly contribution from any franchise owner shall not exceed $500 per location, up to a maximum of $1,000, nor be less than $10. "Compensation" as used in this Plan means only the basic or regular rate (monthly salary, hourly rate, base pay, commissions and premium pay) in effect for the employee on the first day of the enrollment period, computed to an annual figure, including commissions, but excluding extraordinary bonuses, overtime, and all other forms of compensation. Interest shall not be paid on any contributions. In addition, if and when any cash dividends are paid by the Company with respect to stock held by the Agent in a Participant's Stock Purchase Account, the dividends will be used to purchase additional shares for such Participant.

4.5 COMPANY CONTRIBUTIONS

    On the date each payment is made to the Agent, the Company shall contribute to the Agent an amount equal to five percent of the sum of the Participant's contribution. The Company will not make any additional contributions towards the stock purchased for a Participant's account as a result of cash dividends made by the Company. However, in no event shall the Company make stock purchase contributions under the Plan in excess of $500,000 in the aggregate (including broker's commissions, transfer fees, administrative costs and similar expenses).

    If any stock purchase contribution by the Company would be inadequate, because of the $500,000 limitation, to fully supplement the Participants' authorized contributions, the Company contribution shall be prorated among all participants. If a Participant contributes any amount in excess of that which would be supplemented by the Company contribution, the excess shall be refunded, without interest, as soon as practicable.

    The Participants shall have no right, title or vested interest in the Company contributions except as and when the same are expended and embodied in shares of stock purchased under the Plan. In addition, the Company shall pay all administrative expenses of the Plan, including, without limitation, broker's commissions, transfer fees, and similar costs.

4.6 AGENCY

    In withholding or accepting funds as contributions hereunder, the Company and its Agent shall be the agent of the Participant and, within five business days after the end of each month, the Company shall pay such amounts over to the Agent on behalf of each Participant, but no contribution shall be deemed to have been made under the Plan until the same has been received by the Agent.

4.7 TERMINATION OF PARTICIPATION

  Each Participant may at any time voluntarily terminate his or her participation in the Plan. In the event of such voluntary termination, the former Participant shall not be eligible to participate until the next enrollment period of the Plan and any cash balance in his or her Stock Purchase Account shall be refunded, without interest, as soon as practicable.

    In the event the Participant's employment or ownership terminates because of death, disability, retirement, layoff, discharge, resignation or otherwise, his or her participation in the Plan shall automatically terminate on the date employment terminates. The Committee shall determine whether authorized leaves of absence for military or governmental service shall constitute termination of employment for the purpose of this Plan.

    Nothing contained in this Plan shall be deemed to affect in any way any right of a franchise owner to terminate a franchise agreement pursuant to it's term (in the case of a franchise owner participant) or (in the case of an employee) to terminate the Participant's employment or otherwise dismiss, discharge or discipline the Participant at any time for any reason and without penalty or liability to the franchise owner and said rights and powers are specifically reserved.

    The Company may, in its sole discretion, terminate its participation in this Plan upon 30 days notice. On the effective date of termination, this Plan and all further Participant contributions shall terminate and the credit balance in each Participant's Account shall be refunded, without interest, as soon as practicable.


                                    Section 5
                                Purchase of Stock

5.1 ACCOUNT

    The Agent shall cause a Stock Purchase Account to be maintained for each Participant. Each Account shall be credited with contributions not yet applied to the purchase of stock, with all Common Stock purchased for such Participant's Account and any cash dividends received by the Agent with respect to such stock. Within fifteen days following the end of each calendar quarter in which purchases are made, the Agent shall cause a statement to be delivered to each Participant reflecting the Account of such Participant as of the end of each calendar month. Such statement shall be deemed to be correct unless the Agent is notified to the contrary within 30 days after it is mailed to such Participant.

5.2 PURCHASES

    The Agent shall cause all the proceeds received from Participants' contributions, all cash dividends received by the Agent on the Company's stock held in a Participant's Stock Purchase Account, and the Company's contribution, to be applied to the open market purchase of Common Stock of the Company. The amount, price and timing of all purchases shall be in the sole discretion of the Agent. In any month when all the funds are not invested, the Agency shall have the option either to carry such funds forward for future purchases or to remit same to the contributors.

5.3 ALLOCATION OF STOCK PURCHASED

    The Agent shall credit each Participant's Stock Purchase Account with its pro rata portion of the stock purchased by the Agent. The Account of each Participant shall be credited with that number of shares equal to the sum of the Participant's contributions (and cash dividends, if any) applied by the Agent to the purchase of stock and the contributions by the Company which supplemented that purchase, divided by the average price per share of Common Stock purchased during that month and being credited to Participants. The stock purchased under this Plan may be purchased in the name of the Agent of its nominee or in the street name of a registered broker. Once such stock is purchased, each Participant shall own, regardless of the name or manner in which said stock is registered under the Plan, that number of shares credited to such Participant's Account, and shall have the rights, privileges and powers provided by law to shareholders.

5.4 FRACTIONAL SHARES

    The Agent shall not be obligated to purchase fractional shares for any Participant or to purchase shares in odd lots. At its option, the Agent may allocate shares fractionally among the Participants. Upon termination of participation or upon other distribution of a Stock Purchase Account, the market value of any fractional interest in the Participant's Account will be returned to the Participant without interest as soon as practicable.

5.5 DISTRIBUTION OF ACCOUNT

    The Agent shall retain the shares of Common Stock in the Participant's Account unless written instructions have been received from the Participant, or a Participant's legal representative, requesting the transfer and delivery of such shares or unless in lieu of such instructions, the Agent shall determine to distribute the stock to the Participants. The Agent may distribute either by separate account with a registered broker or by separate certificate to the Participant. The stock shall, before delivery, be transferred into the name of the Participant or into such other name as is authorized.

    Upon the effective date of termination of participation for whatever reason (including but not limited to termination of employment, voluntary or automatic termination of participation by the Participant or the Company, or termination of the Plan), all unapplied cash credits remaining in their respective Accounts shall be refunded in cash to the Participants, without interest, as soon as practicable after termination.

                                    Section 6
                            Miscellaneous Provisions

6.1 GOVERNMENT REGULATION

    This Plan and the obligation of the Agent, Committee or Company to purchase and deliver shares of stock under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. Neither the Agent, Committee nor Company shall be required to purchase or deliver any certificate or certificates for shares of Common Stock prior to the completion of any registration or other qualification of such shares under any state or federal law or under any rule of regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. In the event the Agent, Committee or Company does not purchase or deliver any certificate(s) for the above reasons, regardless of cause, they shall not be subject to any penalty or liability other than the refund of credit balances, without interest. In the event the stock purchased or to be purchased under this Plan is not registered under the Securities Act of 1933; as amended, at the respective dates of purchase, delivery or when otherwise deemed appropriate, the Agent may suspend purchase, delivery or other action until such registration or listing is effective.

6.2 COMPANY RIGHTS

    The Company's rights and powers shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6.3 AMENDMENT OF THE PLAN

    The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

6.4 GOVERNING LAW

    All questions relating to the validity, construction, interpretation, and enforcement of this Plan and any rules promulgated hereunder shall be governed by the laws of the State of Minnesota.

6.5 SEVERABILITY

    If any term, provision or condition of this Plan is finally adjudged to be unlawful or unenforceable, the same shall be deemed stricken herefrom and the remainder of this Plan shall be and remain in full force and effect.

6.6 DATE OF ADOPTION

    Pursuant to resolution, this Plan was duly adopted by the Company's Board of Directors on ____________ and commenced on November 1, 1999.

6.7 AGREEMENT TO BIND HEIRS

    This Plan shall be binding on the heirs, executors, administrators, successors and assigns of any and all parties designated herein.

6.8 WITHHOLDING TAXES

    The contributions by the Company under this Plan on behalf of any Participant shall be regarded as compensation paid to such Participant on the date the stock is purchased. The Company will provide a 1099 to each participant as required by law.

6.9 QUALIFICATION

    The Plan is not intended to qualify either as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1954, as amended, or as a plan of deferred compensation under Sections 401 through 407 of said Code.

             NOTICE OF PARTICIPATION - Franchise Owners & Employees

                 COMPLETE ALL AREAS AND RETURN REGIS CORPORATION
         REGIS CORPORATION, 7201 METRO BOULEVARD, MINNEAPOLIS, MN 55439
               ATTN: FRANCHISE STOCK PURCHASE PLAN ADMINISTRATION

NOTICE OF PARTICIPATION                                    Date ________________

In accordance with the terms of the Plan entitled "Regis Corporation 1999 Franchise Contributory Stock Purchase Plan," effective the beginning of the next monthly pay period, I hereby authorize U.S. Bancorp Piper Jaffray to establish an account in my name and to purchase common stock of Regis Corporation for my account.

I understand and agree that the terms of the above mentioned Plan shall govern the payroll deductions, purchases of common stock, and other elements of the Plan. I am legal age of majority or older and __ am __ am not a citizen of the United States.

I am a:

Supercuts franchise     ___ Owner        Cost Cutters franchise    ___ Owner
                        ___ Employee                               ___ Employee

We Care Hair franchise  ___ Owner        City Looks franchise      ___ Owner
                        ___ Employee                               ___ Employee

Trade Secret franchise  ___ Owner
                        ___ Employee

                                 (PLEASE PRINT)
Name of Participant: _________________________________Soc. Sec. No. ____________

Signature of Participant: ______________________________________________________

Home Address: __________________________________________________________________

--------------------------------------------------------------------------------
     City                                    State                     Zip Code

If you desire a joint account, joint owner must sign here:

Signature of Joint Owner: _____________________________________Date ____________

--------------------------------------------------------------------------------
SUBSTITUTE W-9 VERIFICATION
Notice to Investors: The following information must be completed for opening a Stock Investment Plan account to avoid withholding on dividends.

The Internal Revenue Service requires that U.S. Bancorp Piper Jaffray withhold 31 percent of all dividends and capital gains in my account and redemption proceeds if U.S. Bancorp Piper Jaffray does not have a taxpayer identification number (usually a social security number) AND certification from me that the number is correct and that I am not subject to backup withholding.

       Taxpayer ID No. (Usually Social Security No.) ___________________________

You may have been notified by the IRS that you are subject to backup withholding under section 3406(a)(1)(C) of the Internal Revenue Code because you have under reported interest or dividends or you were required to but failed to file a return which would have included reportable interest or dividend payment. If you have been so notified check the space below:

____ I have been notified by the IRS that I am subject to backup withholding under the provisions of section 3406(a)(1)(C).